REGISTRATION NO. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM S-8

                           Registration Statement
                                  Under the
                           Securities Act of 1933

                               MYR Group Inc.
           (Exact Name of Registrant as Specified in its Charter)

  Delaware                                          36-1517230
  (State or Other Jurisdiction of                   (I.R.S. Employer
  Incorporation or Organization)                    Identification No.)

  2550 West Golf Rd., Suite 200, Rolling Meadows, Illinois  60008-4007
  (Address of Principal Executive Offices)               (Zip Code)

                           1995 Stock Option Plan
                          (Full Title of the Plan)

  MYR Group Inc.                Copy to:  Bell, Boyd & Lloyd
  2550 West Golf Rd., #200                Three First National Plaza
  Rolling Meadows, IL 60008-4007          Chicago, IL 60602
  Attn: Byron D. Nelson                   Attn: William G. Brown
  (Name and Address of Agent For Service)
  (847) 290-1891                          (312) 372-1121
  (Telephone Number, Including Area Code, of Agent For Service)

                       CALCULATION OF REGISTRATION FEE

   Title of     Amount      Proposed   Proposed        Amount
   Securities   to be       Maximum    Maximum         of
   to be        Registered  Offering   Aggregate       Registration
   Registered               Price      Offering        Fee (Total)
                            Per        Price
                            Share

   Common       316,664     $  10.50   $ 3,324,972 (2) $  1,146
   Stock

   Common        83,336     $  10.87   $   905,862     $    312
   Stock

(1) The registration statement also covers such indeterminable number of additional shares as may be issuable as a result of terminated, expired or surrendered options for common stock, forfeited shares of common stock or pursuant to the antidilution adjustment provisions of the Plan.

  (2) In accordance with Rule 457 (h), calculated on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted in the consolidated reporting system of the New York Stock Exchange on April 15,1996 as reported by The Wall Street Journal (Midwest Edition).

                                   PART I

                         INFORMATION REQUIRED IN THE
                          SECTION 10 (a) PROSPECTUS

  Item 1.  Plan Information.

  Not required to be included herewith.

  Item 2.  Registrant Information and Employee Plan Annual Information.

  Not required to be included herewith.

                                   PART II

                         INFORMATION REQUIRED IN THE
                           REGISTRATION STATEMENT

  Item 3.  Incorporation of Documents by Reference.

  The  following  documents   are  incorporated   by  reference   in  this
  registration statement:

  (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934,

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above,

  (c) The description of the common stock of the Registrant contained in its registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description,

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all common stock of the Registrant offered have been sold or which deregisters all common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

  Item 4.  Description of Securities.

  Not Applicable.

  Item 5.  Interests of Named Experts and Counsel.
  William G. Brown, a partner of the law firm of Bell, Boyd & Lloyd, Chicago, Illinois, and counsel to the Registrant, is a director of the Registrant. Bell, Boyd & Lloyd provides legal services to the Registrant and the Registrant anticipates that legal services will be provided to it by the law firm in the future. Mr. Brown beneficially owns 80,998 shares of the Registrant's common stock, $1.00 par value.

  Item 6.  Indemnification of Directors and Officers.

  The Registrant is authorized under Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of the Registrant. The Registrant is required by its certificate of incorporation to indemnify its directors and officers and others to the extent permitted by law. The Registrant's certificate of incorporation also limits the liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, consistent with Section 102(b)(7) of the Delaware General Corporation Law.

  Item 7.  Exemption From Registration Claimed.

  Not applicable.

  Item 8.  Exhibits.

  The exhibits to this registration statement which are required by Item 601 of Regulation S-K are listed in the Index to Exhibits set forth elsewhere in this registration statement.

  Item 9.  Undertakings.

  Each of the following undertakings required by Items 512(a), (b), (h) and other applicable undertakings in Item 512 of Regulation S-K is furnished by the Registrant as set forth:

  (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement

       Provided, however, that paragraphs (a)(1)(i)  and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by
  those  paragraphs  is  contained  in  periodic   reports  filed  by  the
  Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and is furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the
  Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rolling Meadows,
  State of Illinois, on April           , 1996.

                                     MYR Group Inc.


                                     By
                                          Charles M. Brennan III
                                          Chairman

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the
  capacities indicated on April        , 1996.




                                     Chairman and Chief
  Charles M. Brennan III             Executive Officer


                                     Director
  William G. Brown


                                     Director
  Allan E. Bulley, Jr.


                                     Director
  John M. Harlan


                                     Director
  Bide L. Thomas


                                     Senior Vice President,
  Elliott C. Robbins                 Chief Financial Officer
                                     and Treasurer


                                     Controller
  Betty R. Johnson                   (Principal Accounting Officer)

                              Index to Exhibits


       The following documents are filed as part of this registration statement.


  Exhibit                                       Page Number
                 Description of Document        or Reference

  4(a)(1)        Certificate of Incorporation       (1)
                 of the Registrant

  4(a)(2)        Bylaws of the Registrant           (2)

  5              Opinion of Byron D. Nelson          9
                 regarding legality

  23(a)          Consent of Deloitte & Touche LLP   10
  23(b)          Consent of Byron D. Nelson
                 (included in Ex. 5)











  (1) Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-8325).

  (2) Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-8325).